Exhibit 8.1

Goodwin Procter llp 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

June 10, 2021

Berkshire Grey, Inc.

140 South Road,

Bedford, Massachusetts 01730

Ladies and Gentlemen:

We have acted as counsel to Berkshire Grey, Inc., a Delaware corporation (“Berkshire Grey”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of February 23, 2021 (as amended or supplemented through the date hereof, the “Agreement”), by and among Berkshire Grey, Revolution Acceleration Acquisition Corp., a Delaware corporation (“RAAC”), and Pickup Merger Corp., a Delaware corporation and a wholly-owned subsidiary of RAAC (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and pursuant to the requirements of the Securities and Exchange Commission, we are rendering our opinion concerning certain United States federal income tax matters.

In providing our opinion, we have examined the Agreement, the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Berkshire Grey, including the proxy statement/prospectus forming a part thereof, relating to the Merger and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement and in the Registration Statement are true, complete and correct, (iii) the statements and representations made by Berkshire Grey and RAAC and Merger Sub in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, (v) the Merger will qualify as a statutory merger under the DGCL, and (vi) Berkshire Grey, RAAC, Merger Sub, and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

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Berkshire Grey

June 10, 2021

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement, including the Company Preferred Conversion, other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We assume no responsibility to inform Berkshire Grey of any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended to be solely for the benefit of the holders of Berkshire Grey Common Stock in connection with the Merger, and is not to be relied upon by any other person or entity, including but not limited Berkshire Grey or RAAC, or used for any other purpose, without our prior written consent.

Very truly yours,

/s/ Goodwin Procter LLP
Goodwin Procter LLP